UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2021

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Blvd., Suite 640

Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously reported on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on December 30, 2020, on December 30, 2020, the Board of Directors (the “Board”) of INmune Bio Inc., a Nevada corporation (the “Company”), approved and adopted a Rights Agreement, dated as of December 30, 2020 (the “Rights Agreement”), by and between the Company and VStock Transfer, LLC,, as rights agent. Pursuant to the Rights Agreement, the Board declared a dividend of one preferred share purchase right (each, a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (each, a “Common Share” and, collectively, the “Common Shares”). The Rights were distributable to stockholders of record as of the close of business on January 11, 2021.

On December 20, 2021, the Company entered into Amendment No. 1 to the Rights Agreement between the Company and Vstock Transfer, LLC, as rights agent (the “Amendment”), which amends the Rights Agreement. The Amendment extends the expiration of the Rights Agreement to December 30, 2022.

The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, as amended by the Amendment. The description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

4.1	Amendment No. 1 to Rights Agreement, dated as of December 20, 2021, between INmune Bio Inc. and Vstock Transfer, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: December 21, 2021	By:	/s/ David Moss
David Moss
Chief Financial Officer

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